SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)       August 28, 2002
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                               InfoNow Corporation
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                     00-19813                  04-3083360
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(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)



1875 Lawrence Street, Suite 1100, Denver, CO                            80202
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code        303-293-0212
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)





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Item 5.  Other Events.

     On August 27, 2002, InfoNow Corporation (the "Company") received correspondence from Nasdaq informing the Company that it has 180 calendar days, or until February 24, 2003, to regain compliance with Nasdaq's minimum bid price standards for continued listing on The Nasdaq SmallCap Market. Nasdaq Marketplace Rule 4310(c)(4) requires listed companies to maintain a closing bid price equal to or greater than $1.00. As of August 26, 2002, the Company's common stock had closed below the minimum bid price threshold for 30 consecutive business days, which triggered the Nasdaq notification. According to applicable Nasdaq Marketplace Rules, in order to achieve compliance during the grace period, the Company must demonstrate compliance with the minimum bid price standard for not less than ten consecutive trading days. The Nasdaq staff will provide written notification that the Company complies with the Rule. If compliance with the Rule has not been satisfied by February 24, 2003, the Nasdaq staff will determine whether the Company meets the initial listing criteria for The Nasdaq SmallCap Market. If the Company meets the initial listing criteria, the Nasdaq staff will notify the Company that it will be granted an additional 180 calendar day grace period to demonstrate compliance with the minimum bid price standard. Otherwise, the Nasdaq staff will provide written notice that the Company's securities will be delisted from The Nasdaq SmallCap Market. If the Company receives notice of delisting from the Nasdaq staff, the Company may appeal the Nasdaq staff's determination to a Listing Qualifications Panel.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             InfoNow Corporation


Date:    August 28, 2002                     By:  /s/ Harold R. Herbst
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                                             Name:    Harold R. Herbst
                                             Title:   Chief Financial Officer